Exhibit 3.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (together with all exhibits and schedules hereto and all extensions, renewals, amendments, substitutions and replacements hereto and hereof, the “Security Agreement”), is entered into and effective as of the ___ day of __________, 2017 (the "Effective Date"), by and between PROTEA BIOSCIENCES, INC., a Delaware corporation having an address at 1311 Pineview Drive, Morgantown, West Virginia 26506 (the "Borrower"), and SUMMIT RESOURCES, INC., a West Virginia corporation, having an address at 303 Middle Collision Road, Mount Lookout, West Virginia 26678, or its successors and/or assigns (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender have entered into that certain Promissory Note and Loan Agreement, effective on the Effective Date, which is incorporated herein by reference thereto, pursuant to which the Lender, at the request of Borrower, has agreed to extend credit to the Borrower in the aggregate principal amount of Two Million Two Hundred Twenty-Six Thousand One Hundred Seventy-Three and 26/100 Dollars ($2,226,173.26) (as it may be amended, modified, supplemented or restated from time to time, the "Note"); and

WHEREAS, the obligations of the Lender under the Note are subject to the condition, among others, that the Borrower grants to and creates in favor of the Lender a security interest in the Collateral (as hereinafter defined), subject to and in accordance with the terms and conditions as hereinafter provided.

NOW, THEREFORE, in consideration of the Loan, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, and in order to induce the Lender to enter into the Note and make the Loan, the Borrower, intending to be legally bound hereby, covenants and agrees as follows:

Section 1.           Definitions. In addition to the words and terms defined elsewhere in this Security Agreement:

(a)       words and terms defined in the Note or the Code (as hereinafter defined) shall, unless the context hereof clearly requires otherwise, have the same meaning herein as therein provided; and

(b)       the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

(i)	"Accounts" shall have the meaning given to that term in the Code.

(ii)	"Chattel Paper" shall have the meaning given to that term in the Code.

(iii)	"Code" shall mean the Uniform Commercial Code as in effect in the State of Delaware on the date of this Security Agreement and as amended from time to time or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

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(iv)	"Collateral" shall mean, collectively, the Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations of the Borrower, whether now owned or acquired in the future.

(v)	"Commercial Tort Claims" shall have the meaning given to that term in the Code.

(vi)	"Deposit Accounts" shall have the meaning given to that term in the Code.

(vii)	"Documents" shall have the meaning given to that term in the Code.

(viii)	"Electronic Chattel Paper" shall have the meaning given to that term in the Code.

(ix)	"Equipment" shall have the meaning given to that term in the Code.

(x)	"Event of Default" shall mean (i) any of the Events of Default described in the Note and (ii) any default by the Borrower in the performance of its obligations under this Security Agreement.

(xi)	"Fixtures" shall have the meaning given to that term in the Code.

(xii)	"General Intangibles" shall have the meaning given to that term in the Code.

(xiii)	"Goods" shall have the meaning given to that term in the Code.

(xiv)	"Instrument" shall have the meaning given to that term in the Code.

(xv)	"Inventory" shall have the meaning given to that term in the Code.

(xvi)	"Investment Property" shall have the meaning given to that term in the Code.

(xvii)	"Letter-of-Credit Rights" shall have the meaning given to that term in the Code.

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(xviii)	"Prior Security Interest" shall mean a continuing enforceable perfected security interest under the Code which is prior and superior to the lien of this Security Agreement.

(xix)	"Proceeds" shall have the meaning given to that term in the Code.

(xx)	"Security Agreement" shall mean this Security Agreement and all documents or annexes attached hereto or referred to herein, as any or all of the foregoing may be supplemented or amended from time to time.

(xxi)	"Supporting Obligations" shall have the meaning given to that term in the Code.

Section 2.           Security Interest. As security for the full and timely payment of the Note in accordance with the terms of this Security Agreement and the Note and the full and timely payment and performance of the obligations of the Borrower under this Security Agreement and the Note, the Borrower grants to the Lender a continuing enforceable perfected security interest under the Code in and to such of the Collateral as is now owned or acquired after the date of this Security Agreement by the Borrower and agrees that, upon filing of all applicable UCC-1 financing statements and certificates of title with the appropriate offices (based on the information set forth in Exhibits "A", "B", and "C" to this Security Agreement), the Lender shall have a first priority lien and security interest in and to such Collateral, subject only to any Prior Security Interest of record or otherwise disclosed by Borrower to the Lender in writing. The Collateral is intended to be all personal property of the Borrower, whether or not within the scope of the Code.

Section 3.           Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Lender pursuant to the Note and this Security Agreement, the Lender shall have all of the rights and remedies of a secured party under the Code (whether or not the Code applies to the Collateral).

Section 4.           Provisions Applicable to the Borrower and the Collateral. The parties agree that the following provisions shall be applicable to the Borrower and the Collateral:

(a)       The Borrower covenants and agrees that, at all times during the term of this Security Agreement, the Borrower shall keep accurate and complete books and records concerning the Collateral that is now owned or acquired after the date of this Security Agreement by the Borrower, in accordance with GAAP at the locations set forth on Exhibit "A" attached hereto and made a part hereof and at no other location without complying with the requirements set forth in Section 4(k) of this Security Agreement.

(b)       Lender or its representatives shall have the right at all times during regular business hours of the Borrower (or at any time if an Event of Default shall have occurred and shall be continuing) to examine and inspect the Collateral and to review the books and records of the Borrower concerning the Collateral that is now owned or acquired after the date of this Security Agreement by the Borrower and to copy the same and make excerpts therefrom.

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(c)       The Borrower shall at all times during the term of this Security Agreement keep the Equipment, Inventory and Fixtures that are now owned or acquired after the date of this Security Agreement by the Borrower at the locations set forth on Exhibit “A” and/or Exhibit "B" attached hereto and made a part hereof and at no other location without the prior written consent of the Lender, except (i) for Equipment that is considered a mobile good under the Code and (ii) as may be otherwise consented to in writing by the Lender.

(d)       The Borrower currently maintains its place of business, if the Borrower has only one place of business, or its chief executive office, if the Borrower has more than one place of business, at the location set forth on Exhibit "A" attached hereto and made a part hereof and shall not move the location of its place of business or chief executive office, as the case may be, without providing prior written notification to the Lender and otherwise complying with Section 4(k) of this Security Agreement.

(e)       Except as may otherwise be provided in this Security Agreement or in the ordinary course of Borrower’s business (subject to the provisions of the Note), without the prior written consent of the Lender, the Borrower shall not sell, lease or otherwise dispose of any Equipment or Fixtures owned by the Borrower.

(f)       Promptly upon request of the Lender from time to time, the Borrower shall furnish the Lender with such information and documents regarding the Collateral at such times and in such form and detail as the Lender may reasonably request.

(g)       Promptly upon request of the Lender from time to time, the Borrower shall deliver to the Lender, without limitation, (1) all invoices and customer statements rendered to account debtors, Documents, contracts, Chattel Paper, Electronic Chattel Paper, Instruments and other writings and/or records pertaining to the Borrower's contracts or the performance of the Borrower's contracts, (2) evidence of the Borrower's Accounts and statements showing the aging, identification, reconciliation and collection thereof and (3) reports as to the Borrower's Inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by an authorized officer or other employee of the Borrower.

(h)       Notwithstanding the security interest in the Collateral granted to and created in favor of the Lender under this Security Agreement, the Borrower shall, subject to any Prior Security Interest, have the right until one or more Events of Default shall occur, at its own cost and expense, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce its contract rights.

(i)       The Lender shall have the right at any time, in its sole discretion, to give notice of the Lender’s security interest to account debtors obligated to the Borrower, and, subject to any Prior Security Interest, to take over and direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper, to notify such account debtors to make payment directly to the Lender and, upon the occurrence of an Event of Default, to enforce payment of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to enforce the Borrower's contract rights. It is understood and agreed by the Borrower that the Lender shall have no liability whatsoever under this Security Agreement except for its own gross negligence or willful misconduct.

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(j)       The Borrower represents and warrants as of the date of this Security Agreement that the exact legal name, the type of entity, the jurisdiction of organization, the organizational identification number and tax identification number of the Borrower are as set forth on Exhibit "C" attached hereto and made a part hereof. The Borrower covenants and agrees that it will not change its legal name, its type of entity, its jurisdiction of formation, its organizational identification number or its tax identification number without (i) providing the Lender prior written notice of its intention to do so, (ii) providing the Lender with such information in connection therewith as the Lender may reasonably request, and (iii) taking such action, satisfactory to the Lender, as may be necessary to maintain at all times the priority of the security interest of the Lender in the Collateral hereunder.

(k)       If the Borrower desires to establish a new location for its place of business or chief executive office, as the case may be, or to establish new names in which it may invoice account debtors or maintain records concerning Collateral, it shall first, with respect to each such new location or name:

(i)       give the Lender written notice of its intention to do so and provide the Lender with such information in connection therewith as the Lender may reasonably request; and

(ii)       take such action, satisfactory to the Lender including, without limitation, all action required by Section 6 hereof, as may be necessary to maintain at all times the priority of the security interest of the Lender in the Collateral hereunder.

(l)       The Borrower shall at any time and from time to time, take such steps as the Lender may request (i) to cause any bailee having possession of any of the Collateral to provide to the Lender a written acknowledgement of the Lender’s security interest in such Collateral, in form and substance satisfactory to the Lender, (ii) subject to the rights of any third-party under any Prior Security Interest, to cause the Lender to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or Electronic Chattel Paper including, but not limited to, causing any issuer of a letter of credit with respect to the Letter-of-Credit Rights to consent to the Lender’s security interest therein and including an appropriate legend on Chattel Paper arising from the sale of Inventory identifying the Lender’s security interest therein, and (iii) otherwise to ensure the continued perfection and priority of the Lender’s security interest in any of the Collateral and of the preservation of its rights therein.

(m)       The Borrower represents and warrants that it does not currently have a Commercial Tort Claim against any Person. If the Borrower shall at any time acquire a Commercial Tort Claim, the Borrower shall immediately notify the Lender in a writing signed by the Borrower of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Lender.

Section 5.           Actions with Respect to Accounts. The Borrower irrevocably makes, constitutes and appoints the Lender (and any of the Lender’s designated officers, employees or agents) as its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions, in its name or in the name of the Lender, as the Lender may determine, at any time (except as expressly limited in this Section 5) without notice to the Borrower and at the Borrower's expense:

(a)       Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

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(b)       Notify all account debtors that the Accounts have been assigned to the Lender and that the Lender has a security interest in the Accounts;

(c)       Direct all account debtors to make payment of all Accounts directly to the Lender;

(d)       Take control in any manner of any cash or non-cash items of payment or proceeds of Accounts;

(e)       In any case and for any reason, notify the United States Postal Service to change the addresses for delivery of mail addressed to the Borrower to such address as the Lender may designate;

(f)       In any case and for any reason, receive, open and dispose of all mail addressed to the Borrower;

(g)       Take control in any manner of any rejected, returned, stopped-in-transit or repossessed goods relating to Accounts;

(h)       Upon the occurrence of an Event of Default, enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Lender may, subject to the rights of any third-parties under any Prior Security Interests:

(i)       Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Lender;

(ii)       Receive and collect all monies due or to become due to the Borrower;

(iii)       Exercise all of the Borrower's rights and remedies with respect to the collection of Accounts;

(iv)       Settle, adjust, compromise, extend, renew, discharge or release Accounts;

(v)       Sell or assign Accounts on such terms, for such amounts and at such times as the Lender deems advisable;

(vi)       Prepare, file and sign the Borrower's name on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar Law as to any account debtor;

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(vii)       Prepare, file and sign the Borrower's name on any Notice of Lien, Assignment or Satisfaction of Lien or similar document in connection with the Collateral;

(viii)       Endorse the name of the Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading, or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other medium of payment or evidence of security interest that may come into the Lender’s possession;

(ix)       Sign the name of the Borrower to verifications of Accounts and notices of Accounts sent by account debtors to the Borrower; or

(x)       Take all other actions necessary or desirable to protect the Borrower's interest(s) in the Accounts.

The Borrower ratifies and approves all acts of said attorneys and agrees that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until the Note is repaid in full and the Borrower shall have performed all of its obligations under this Security Agreement. The Borrower further agrees to use its best efforts to assist the Lender in the collection and enforcement of the Accounts and will not hinder, delay or impede the Lender in any manner in its collection and enforcement of the Accounts.

Section 6.           Preservation and Protection of Security Interest. The Borrower represents and warrants that it has (or will have upon its acquisition of such Collateral), and covenants and agrees that at all times during the term of this Security Agreement it will have, good and valid title to the Collateral from time to time owned or acquired by it free and clear of all liens, except those in favor of the Lender and any Prior Security Interests, and shall defend the Collateral against the claims and demands of all Persons whomsoever other than the holders of any liens so permitted. The Borrower covenants and agrees that it shall not, without the prior written consent of the Lender, (i) borrow against the Collateral or any portion of the Collateral from any other person or entity (other than the holder of any Prior Security Interest), (ii) grant or create or permit to attach or exist any lien on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Lender and any Prior Security Interests, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral or (iv) permit any financing statements or such other instruments or notices with respect to security interests to be on file with respect to any of the Collateral, except financing statements or such other instruments of notice in favor of the Lender and/or in connection with any Prior Security Interests. The Borrower shall faithfully preserve and protect the Lender’s security interest in the Collateral and shall, at its own cost and expense, cause or assist the Lender to cause that security interest to be perfected and continue perfected so long as the Note or any portion of the Loan is outstanding, unpaid or executory. For purposes of the perfection of the Lender’s security interest in the Collateral in accordance with the requirements of this Security Agreement, the Borrower authorizes the Lender, at any time and from time to time, to file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment. If any such financing statement, continuation statement or amendment requires the signature of the Borrower, it may be signed by the Lender on behalf of the Borrower. The Borrower shall from time to time at the request of the Lender file or record, or cause to be filed or recorded, such other instruments, documents and notices, including financing statements, continuation statements, assignments and certificates of title, as the Lender may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Borrower shall do all such other acts and things, shall execute and deliver all such other instruments and documents, including further security agreements, control agreements, pledges, endorsements, assignments, certificates of title and notices, and shall furnish any other information as the Lender, in its discretion, may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest in the Collateral prior to the rights of all other persons or entities except the holder(s) of any Prior Security Interests. The Borrower irrevocably appoints the Lender (and any of the Lender’s designated officers, employees and/or agents) as the attorney-in-fact of the Borrower to take such action as the Lender may reasonably deem necessary from time to time to preserve, perfect and continue perfected the Lender’s security interest in the Collateral in accordance with the requirements of this Security Agreement including, but not limited to, signing any certificates of title, financing statements or amendments to financing statements evidencing the Lender’s security interest in the Collateral for and on behalf of the Borrower. The Borrower agrees that a carbon, photographic or other reproduction of this Security Agreement or financing statement is sufficient as a financing statement and may be filed instead of the original. The Borrower hereby ratifies any and all financing statements and amendments to financing statements evidencing the Lender’s security interest in the Collateral filed prior to the date hereof.

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Section 7.           Insurance. Risk of loss of, damage to, or destruction of the Equipment, Inventory and Fixtures is on the Borrower. The Borrower shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as are ordinarily carried by persons or entities engaged in the same or similar businesses and similarly situated or as otherwise required by the Lender in its sole reasonable discretion. Each of the Borrower's policies of insurance shall contain lender's loss payable and additional insured clauses in favor of the Borrower and the Lender as their respective interests may appear and shall contain provision for notification of the Lender thirty (30) days prior to the termination of such policy. Certificates evidencing such insurance policies and, if required by the Lender, such insurance policies, shall be deposited with the Lender. If the Borrower fails to effect and keep in full force and effect such insurance, or fails to pay the premiums when due, the Lender may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the principal balance of the Note. Subject to the rights of any holder(s) of Prior Security Interests, the Borrower assigns and sets over to the Lender all monies which may become payable on account of such insurance and direct the insurers to pay the Lender any amount so due. The Lender is irrevocably appointed attorney-in-fact of the Borrower to endorse any draft or check which may be payable to the Borrower in order to collect the proceeds of such insurance. Any balance of insurance proceeds remaining in the possession of the Lender after payment in full of the Note shall be paid over to the Borrower or its order.

Section 8.           Maintenance and Repair; Control. The Borrower shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If the Borrower fails to do so, the Lender may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of the Borrower and add the amount of such payments to the principal balance of the Note. The Borrower shall adopt and conscientiously adhere to a well-designed internal control system with respect to Equipment, Inventory and Fixtures, and such system shall be capable of permitting the Borrower and the Lender to identify readily at any reasonable time the location and condition of each and every item of Equipment, Inventory and Fixtures.

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Section 9.           Preservation of Rights against Third Parties; Preservation of Collateral in the Lender’s Possession. Until such time as the Lender exercises its right to effect direct collection of the Accounts, the Chattel Paper and the Electronic Chattel Paper and to effect the enforcement of the Borrower's contract rights, the Borrower assumes full responsibility for taking any and all steps to preserve rights in respect of the Accounts, the Chattel Paper and the Electronic Chattel Paper and its contracts against third parties. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Lender takes such action for that purpose as the Borrower shall request in writing, provided that such requested action shall not, in the judgment of the Lender, impair the Lender’s security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Lender receives such written request in sufficient time to permit the Lender to take the requested action.

Section 10.           Events of Default and Remedies.

(a)       If any one or more of the Events of Default shall occur, the Lender may then, or at any time thereafter, so long as such default shall continue in any way permitted by Law, and subject to the rights of the holder(s) of any Prior Security Interests, foreclose its lien or security interest in the Collateral or, upon ten (10) days prior written notice to the Borrower, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Lender, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Lender, in its sole discretion, may elect, and at any such sale, the Lender may bid for and become the purchaser of any or all such Collateral. Pending any such action, the Lender may liquidate the Collateral.

(b)       If any one or more of the Events of Default shall occur the Lender may then, or at any time thereafter, so long as such default shall continue, and subject to the rights of the holder(s) of any Prior Security Interests, grant extensions to or adjust claims of, or make compromises or settlements with, debtors, the Borrower or any other third parties with respect to the Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Borrower, without affecting the Borrower's liability under this Security Agreement or the Note. The Borrower waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts, Chattel Paper or Electronic Chattel Paper or any of its contract rights and any other notices to which the Borrower may be entitled.

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(c)       If any one or more of the Events of Default shall occur, then in any such event, the Lender shall have, subject to the rights of the holder(s) of any Prior Security Interests, such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code (whether or not the Code applies to the affected Collateral) and such other rights and remedies in respect thereof which it may have at law or in equity or under the Note including, without limitation, the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Borrower expressly waives.

(d)       The Lender shall, subject to the rights of the holder(s) of any Prior Security Interests, apply the Proceeds of any sale or liquidation of the Collateral and, subject to Section 7, any Proceeds received by the Lender from insurance, first to the payment of the reasonable costs and expenses incurred by the Lender in connection with such sale or collection including, without limitation, reasonable attorneys' fees and legal expenses, second to the payment of the Note, whether on account of principal or interest or otherwise as the Lender in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Borrower shall be liable for any deficiency.

(e)       Upon the occurrence of any Event of Default, the Borrower shall, subject to the rights of the holder(s) of any Prior Security Interests, promptly following demand by the Lender assemble the Equipment, Inventory and Fixtures and make it available to the Lender at a place or places to be designated by the Lender. The right of the Lender under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Security Agreement and the Lender may, at its election, enforce such right by an action in equity for injunctive relief or specific performance.

(f)       If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any event, the Lender shall have the right, subject to the rights of the holder(s) of any Prior Security Interests, to use and operate under all trade names under which the Borrower does business.

(g)       Upon the occurrence of any Event of Default, and as may be requested by Lender, the Borrower consents to the appointment of a receiver over the Collateral and the Borrower’s business operations.

Section 11.           Continuing Validity of Obligations. The agreements and obligations of the Borrower hereunder are continuing agreements and obligations, and are absolute and unconditional irrespective of the genuineness, validity or enforceability of the Note or any other instrument or instruments now or hereafter evidencing the Note or any part thereof or any other agreement or agreements now or hereafter entered into by the Lender and the Borrower pursuant to which the Loan or any part thereof is issued or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such agreements and obligations shall continue in full force and effect as long as the Note or any part thereof remains outstanding and unpaid and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected by (i) any renewal, refinancing or refunding of the Note in whole or in part, (ii) any extension of the time of payment of the Note or other instrument or instruments now or hereafter evidencing the Loan, or any part thereof, (iii) any compromise or settlement with respect to the Loan or any part thereof, or any forbearance or indulgence extended to the Borrower, (iv) any amendment to or modification of the terms of the Note or other instrument or instruments now or hereafter evidencing the Loan or any part thereof or any other agreement or agreements now or hereafter entered into by the Lender and the Borrower pursuant to which the Loan or any part thereof is issued or secured, (v) any substitution, exchange, or release of a portion of, or failure to preserve, perfect or protect, or other dealing in respect of, the Collateral or any other property or any security for the payment of the Note, (vi) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against the Borrower, (vii) any dissolution, liquidation or termination of the Borrower for any reason whatsoever or (viii) any other matter or thing whatsoever whereby the agreements and obligations of the Borrower hereunder, would or might otherwise be released or discharged. The Borrower hereby waives notice of the acceptance of this Security Agreement by the Lender.

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Section 12.           Defeasance. Notwithstanding anything to the contrary contained in this Security Agreement, upon payment in full of the Note and performance of all other obligations of Borrower thereunder, this Security Agreement shall terminate and be of no further force and effect and at the request of the Borrower, the Lender shall thereupon terminate its security interest in the Collateral. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that the Borrower may not assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Lender to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower.

Section 13.           Miscellaneous.

(a)       The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable, in whole or in part, in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or unenforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

(b)       No failure or delay on the part of the Lender in exercising any right, remedy, power or privilege under this Security Agreement or the Note shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Lender under this Security Agreement or the Note; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Lender under this Security Agreement and the Note are cumulative and not exclusive of any rights or remedies which it may otherwise have.

(c)       All notices, statements, requests and demands given to or made upon any party in accordance with the provisions of this Security Agreement shall be deemed to have been given or made when given or made as provided in the Note.

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(d)       The section headings contained in this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e)       The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Lender’s security interest in the Collateral and the rights, duties and obligations of the Lender and the Borrower with respect to the Collateral (whether or not the Code applies to the Collateral). This Security Agreement shall be deemed to be a contract under the laws of the State of West Virginia and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the laws of such State, without regard to the principles of the conflicts of laws thereof.

(f)       The Borrower consents to the exclusive jurisdiction and venue of the State Courts located in Nicholas County, West Virginia, and the United States District Courts in West Virginia in any action on, relating to or mentioning this Security Agreement.

(g)       This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or e-mail (or other electronic communication) shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Waiver of Trial by Jury. THE Borrower and THE LENDER mutually hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any claim based hereon, arising out of, under or in connection with this security agreement or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party. this waiver constitutes a material inducement for the LENDER to accept this security agreement and make the loan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound, the Borrower and Lender executed and delivered this Security Agreement as a document under seal to be effective on the Effective Date.

WITNESS:	BORROWER:

PROTEA BIOSCIENCES, INC.,
a Delaware corporation

_______________________________	By:_______________________________

Name:_____________________________

Title:______________________________

LENDER:

SUMMIT RESOURCES, INC.,
a West Virginia corporation

By:_______________________________

Name:_____________________________

Title:______________________________

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Acknowledgment

STATE/COMMONWEATLH OF ________________	)
) SS:
COUNTY OF ___________________	)

On this ___ day of _________, 20__, before me a notary public, the undersigned officer, personally appeared _____________________, who acknowledged himself/herself to be the ________________ of PROTEA BIOSCIENCES, INC., a Delaware corporation (the “Borrower”), and that he/she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his/her name on behalf of the Borrower.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

______________________________
Notary Public

My Commission Expires:

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EXHIBIT A

LOCATION OF PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

1311 Pineview Drive

Morgantown, WV 26506

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EXHIBIT B

ADDITIONAL LOCATIONS

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EXHIBIT C

ORGANIZATIONAL INFORMATION

Name: Protea Biosciences, Inc.

Type of Entity: A Delaware corporation

Entity Number: __________

Tax I.D. Number: __________

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